Exhibit 99.1

Unaudited pro forma consolidated statement of operations of
Uranium Energy Corp.
(An exploration stage company)

Overview

The following unaudited pro forma statement of operations has been prepared on the basis of assumptions described in the notes thereto. The unaudited pro forma statement of operations for the year ended July 31, 2010 was prepared as if the Acquisition had occurred as of August 1, 2009. As described in Note 1, this pro forma consolidated statement of operations has been prepared on the basis of accounting principles that Uranium Energy Corp. (the "Company") had at July 31, 2010. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what the results of operations would have been had the Acquisition occurred on the dates or for the periods indicated and do not purport to indicate future results of operations. In preparing the unaudited pro forma consolidated statement of operations, no adjustments have been made to reflect ongoing costs or savings that may result from the Acquisition.

The following unaudited pro forma statement of operations should be read in conjunction with the historical consolidated financial statements of Uranium Energy Corp. for the year ended July 31, 2010 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Uranium Energy Corp.
(An exploration stage company)
Pro forma consolidated statement of operations
year ended July 31, 2010
(in U.S. dollars)
(Unaudited)

	Uranium Energy Corp. Consolidated	Texas Properties	Notes	Pro forma adjustments	Uranium Energy Corp. consolidated pro forma

	(year ended July 31, 2010)	(three months ended September 30, 2009)			(year ended July 31, 2010)
		(Note 2b)
Expenses
Consulting fees	$ 635,243	$ -		$ -	$ 635,243
Depreciation, amortization and accretion	794,504	-	a	174,046	968,550
General and administrative	5,087,238	673,251	b	336,626	6,097,115
Impairment loss on mineral properties	43,600	5,756,439	c	(5,756,439)	43,600
Interest and finance charges	517,273	-		-	517,273
Management fees	1,251,853	-		-	1,251,853
Mineral property expenditures	6,438,714	378,055	b	189,028	7,005,797
Professional fees	633,332	-		-	633,332
Stock based compensation	7,029,390	-		-	7,029,390

	22,431,147	6,807,745		(5,056,740)	24,182,152

Loss Before Other Items	(22,431,147)	(6,807,745)		5,056,740	(24,182,152)

Other Items
Loss on sale of assets	(3,677)	-		-	(3,677)
Interest income	27,600	4,241	c	(4,241)	27,600
Other income	30,549	-		-	30,549
Transaction costs	(636,075)	-		-	(636,075)

	(581,603)	4,241		(4,241)	(581,603)

Loss from Continuing Operations	(23,012,750)	(6,803,504)		5,052,499	(24,763,755)
Income from Discontinued Operations	8,534,081	-		-	8,534,081

Net Loss for the Period	(14,478,669)	(6,803,504)		5,052,499	(16,229,674)
Other Comprehensive Loss, net of Income Taxes	(5,752)	-		-	(5,752)
Deferred tax benefit	-	47,484	c	(47,484)	-

Total Comprehensive Loss for the Period	$ (14,484,421)	$ (6,756,020)		$ 5,005,015	$ (16,235,426)

Net Loss per Share, Basic and Diluted
Loss from continuing operations	$ (0.39)				$ (0.42)
Income from discontinued operations	0.14				0.14

Net Loss per Share	$ (0.25)				$ (0.28)

Weighted Average Number of Shares Outstanding, Basic and Diluted	59,017,166				59,017,166

Uranium Energy Corp.
(An exploration stage company)
Notes to the pro forma consolidated statement of operations
year ended July 31, 2010
(in U.S. dollars)
(Unaudited)

1. Basis of presentation

The unaudited pro forma consolidated statement of operations have been prepared in accordance with the accounting principles generally accepted in the United States of America ("US GAAP") in effect for the periods presented.

On December 18, 2009, Uranium Energy Corp. (the "Company") closed its acquisition (the "Acquisition") of a 100% ownership interest in the South Texas Mining Venture, L.L.P. ("STMV"), a Texas limited liability partnership, and other mineral properties located in Texas ("Texas Properties").

The unaudited pro forma consolidated statement of operations include:

  The audited consolidated statement of operations for the year ended July 31, 2010 prepared by the Company in accordance with US GAAP, which reflects the acquisition of STMV as it occurred on December 18, 2009;

  The unaudited combined statement of operations of the Texas Properties prepared in accordance with US GAAP for the three months ended September 30, 2009; and

  Unaudited pro forma adjustments to show the impact as if the Acquisition of STMV had taken place on August 1, 2009.

The unaudited pro forma consolidated statement of operations does not include a pro forma consolidated balance sheet because the acquisition is already reflected in the July 31, 2010 balance sheet included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The unaudited pro forma consolidated statement of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company for the year ended July 31, 2010 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. In the opinion of management, these unaudited pro forma consolidated statement of operations include all adjustments necessary for a fair presentation.

The unaudited pro forma consolidated statement of operations are not necessarily indicative of what the results of operations would have been had the acquisition of STMV occurred on the dates or for the periods indicated and do not purport to indicate future results of operations. In preparing the unaudited pro forma consolidated statement of operations, no adjustments have been made to reflect ongoing costs or savings that may result from the acquisition of STMV.

2. Pro forma adjustments

These unaudited pro forma consolidated statement of operations incorporate the following adjustments:
Note a:

The total audited accretion and depreciation expense related to STMV for the period of January 1, 2010 to July 31, 2010 was $243,664. The pro forma adjustment of $174,046 is to record the additional accretion and depreciation from August 1, 2009 to December 18, 2009.

Note b:	These pro forma adjustments adapt the unaudited amounts reported by the Texas Properties for the three months ended September 30, 2009 to the period from August 1, 2009 to December 17, 2009.
Note c:	These pro forma adjustments remove these components from the unaudited amounts reported by the Texas Properties for the three months ended September 30, 2009 as they are not related to the Company.